UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 23, 2006

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

Arch Capital Group Ltd. (“ACGL”) is filing this Form 8-K to describe actions taken by the Board of Directors of ACGL (the “Board”) and the Compensation Committee of the Board (the “Committee”).

1.             Compensation of Executive Officers and Related Matters

At meetings held on February 22 and 23, 2006, the Committee and the Board authorized the payment of annual incentive bonuses aggregating $6.03 million to the executive officers of ACGL and its subsidiaries (collectively, the “Company”) for performance during 2005. The annual bonuses were made pursuant to ACGL’s Incentive Compensation Plan. In addition, the Committee and the Board granted to the executive officers of the Company an aggregate of 298,250 share-based awards, consisting of 260,000 options to purchase common shares of ACGL and 38,250 restricted common shares and units of ACGL under ACGL’s 2002 Long Term Incentive and Share Award Plan. The base salaries for all executive officers, aggregating $3.75 million, were not increased from year-end 2005 levels.

The Committee and the Board approved 2005 cash bonus amounts and share-based awards for the executive officers of the Company who are expected to be the named executive officers (as defined in Regulation S-K item 402(a)(3)) in ACGL’s proxy statement for its 2006 annual general meeting of shareholders as follows:  (1) Constantine Iordanou, President and Chief Executive Officer of ACGL:  $2,500,000 bonus, 150,000 options and 20,000 restricted shares; (2) John D. Vollaro, Executive Vice President, Chief Financial Officer and Treasurer of ACGL:  $1,000,000 bonus, 40,000 options and 6,000 restricted shares; (3) Ralph E. Jones III, Chairman and Chief Executive Officer of Arch Worldwide Insurance Group:  $850,000 bonus, 30,000 options and 6,000 restricted share units;  (4) Marc Grandisson, Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group:  $661,302 bonus, 20,000 options and 3,000 restricted shares; and (5) Louis T. Petrillo, President and General Counsel of Arch Capital Services Inc.:  $367,500 bonus, 14,000 options and 2,250 restricted shares.

Share-Based Award Terms. The stock options have an exercise price of $56.27 per share. Subject to the terms and conditions of the award agreements, the option and restricted share awards vest in three equal annual installments on February 23, 2007, 2008 and 2009. The stock options will expire on February 23, 2016 unless terminated earlier in accordance with the terms of the agreements. In addition, Mr. Jones’ restricted share award is in the form of restricted share units, which award will be settled in the common shares of ACGL following the termination of his employment with the Company on terms provided in his award agreement.

Each award agreement expressly provides for the acceleration of the vesting of the applicable award and, in the case of stock options, adjustments to the option exercise period in the event the award recipient ceases to be an employee of the Company, as applicable, in certain circumstances (such as termination (1) due to death, disability or retirement or (2) within two years following a change in control, (A) by the Company not for cause or (B) in certain cases, by the employee for good reason, all as set forth in the applicable award agreements).

2.             Incentive Compensation Plan

As previously disclosed, under the formula approach included in ACGL’s Incentive Compensation Plan, a separate bonus pool is established for the insurance segment and the reinsurance segment for each underwriting year. On February 23, 2006, the Board adopted amendments to the plan, including (1) the addition of an overall maximum amount that may be paid to participants in each segment for a given underwriting year equal to 15% of pre-tax profit for the segment and (2) certain changes designed to clarify the treatment of amounts that may be carried forward and made available for payment to applicable participants in future underwriting years.

3.             Compensation of Non-Employee Directors

In light of the enhanced responsibilities of the members of the Audit Committee of the Board and other directors, on February 23, 2006, the Board approved certain changes to the annual compensation arrangements of ACGL’s non-employee directors, effective as of the 2006 annual general meeting of shareholders of ACGL. The revised compensation arrangements are outlined below (previous amounts are shown in parenthesis).

•                  Each non-employee member of the Board is entitled to receive an annual cash retainer fee in the amount of $50,000 (previously $40,000). Each such director is entitled, at his option, to receive this retainer fee in the form of common shares of ACGL instead of cash. If so elected, the number of shares distributed to the non-employee director would be equal to 100% of the amount of the annual retainer fee otherwise payable divided by the fair market value of the common shares of ACGL.

•                  Each non-employee director also receives a meeting fee of $2,500 (no change) for each Board meeting attended and $1,000 (no change) for each committee meeting attended.

•                  Each non-employee director serving as chairman of the audit committee receives an annual fee of $50,000 (previously $25,000), and other members of the audit committee receive an annual fee of $25,000 (previously $5,000). Each non-employee director serving as chairman of committees other than the audit committee receives an annual fee of $5,000 (no change).

•                  Each year, the non-employee directors are granted a number of restricted shares equal to $35,000 (no change) divided by the closing price on the date of grant (i.e., the first day of the annual period of compensation for the non-employee directors), and such shares will vest on the first anniversary of the grant date.

•                  In addition, all non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees.

ITEM 8.01             Other Events.

As previously disclosed, on February 1, 2006, ACGL issued 8,000,000 shares of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 per share (the “Preferred Shares”), with a liquidation preference of $25.00 per share. On February 23, 2006, the Board of Directors of ACGL declared a one-time partial dividend with respect to the outstanding Preferred Shares for the partial dividend period from February 1, 2006 through March 31, 2006, in an aggregate amount of $2,666,667, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on May 15, 2006 to holders of record as of May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: March 1, 2006	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer